                                                                    EXHIBIT 23.4





We have issued our report dated June 16, 1995, accompanying the consolidated financial statements of Facelifters Home Systems, Inc. and Subsidiaries contained in the Registration Statement on Form S-4 of AMRE, Inc. We consent to the use of the aforementioned report in the Registration Statement on Form S-4 of AMRE, Inc., and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
GRANT THORNTON LLP

Fort Lauderdale, Florida
April 15, 1996